UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2012

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918-573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On December 18, 2012, The Williams Companies, Inc. (the “Company”) completed an $850 million registered offering (the “Notes Offering”) of its 3.700% Senior Notes due 2023 (the “Notes”). The Notes Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-181644) of the Company (the “Registration Statement”), and the prospectus supplement dated December 13, 2012 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on December 14, 2012 (the “Prospectus Supplement”).

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of December 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of December 18, 2012, between the Company and the Trustee. The Notes are represented by a global security, a form of which is included as an exhibit to the First Supplemental Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to incur liens on assets to secure certain debt and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions. In addition, prior to the earlier of (1) the date on which the Investment (as defined below) is consummated, (2) the date on which the Company redeems the notes at a redemption price equal to 101% of the aggregate principal amount of the Notes pursuant to the special mandatory redemption or special optional redemption provisions described below, the Company will not, and will not permit any of its subsidiaries to, use the net proceeds from the issuance of the Notes for any purpose other than making investments in certain cash equivalents or consummating the Company’s proposed investment (the “Investment”) in certain limited partner and general partner interests in Access Midstream Partners, L.P. Upon the consummation of the Investment, the covenant described in the preceding sentence will automatically cease to be of any force or effect.

The Notes will pay interest semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on July 15, 2013. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.

The Notes were issued in connection with the Investment. If the Investment has not closed by May 15, 2013, the Company will be required to redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to the redemption date. The Notes may also be redeemed at the Company’s option, in whole but not in part, at any time prior to May 15, 2013 at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to the redemption date, if, in the Company’s judgment, the Investment will not be consummated on or prior to May 15, 2013 on the terms described in the Prospectus Supplement. The Company may also redeem some or all of the Notes at any time or from time to time prior to October 15, 2022 at a specified “make-whole” premium described in the First Supplemental Indenture. The Company also has the option, at any time on or after October 15, 2022, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

Copies of the Base Indenture and the First Supplemental Indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this report. The descriptions of the terms of the Base Indenture and the First Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 7.01. Regulation FD Disclosure.

On December 18, 2012, the Company issued a press release announcing the completion of the Notes Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 18, 2012 between the Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee.

4.2	First Supplemental Indenture, dated December 18, 2012, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee.

99.1	Press release dated December 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

/s/ Sarah C. Miller
Name:	Sarah C. Miller
Title:	Assistant General Counsel and Corporate Secretary

DATED: December 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 18, 2012 between the Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee.

4.2	First Supplemental Indenture, dated December 18, 2012, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee.

99.1	Press release dated December 18, 2012.